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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Education Lending Group, Inc. of our report dated February 27, 2003 relating to the financial statements, which appears in Education Lending Group's Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLC
Los Angeles, CA
August 7, 2003